Exhibit 99.1

[Logo of Michael Foods, Inc.]

NEWS

301 Carlson Parkway ¡ Suite 400 ¡ Minnetonka, MN 55305 ¡ (952) 258-4000 FAX (952) 258-4911 Visit Michael Foods, Inc. on the Internet: www.michaelfoods.com

CONTACT:	Mark D. Witmer Treasurer & Secretary (952) 258-4906

For Immediate Release

MICHAEL FOODS REPORTS FOURTH QUARTER RESULTS

MINNETONKA, March 24 — Michael Foods, Inc. today reported financial results for the fourth quarter of 2007. Net earnings for the quarter ended December 29, 2007 were $12.7 million, compared to $4.6 million in the 2006 quarterly period. Net sales for the quarter ended December 29, 2007 were $410.8 million, compared to $332.1 million in the 2006 period, an increase of 24%. Net earnings for the year ended December 29, 2007 were $27.6 million, compared to $19.2 million in 2006, an increase of 44%. Net sales for the year ended December 29, 2007 were $1,467.8 million, compared to $1,247.3 million in 2006, an increase of 18%.

Earnings before interest, taxes, depreciation and amortization (EBITDA, as defined in our senior credit facility) for the quarter ended December 29, 2007 were $51.5 million, compared to $50.8 million in the 2006 period, an increase of 1%. EBITDA for the year ended December 29, 2007 was $175.9 million, compared to $180.9 million in 2006, a decrease of 3%. We use EBITDA as a measurement of our financial results because we believe it is indicative of the relative strength of our operating performance, it is used to determine incentive compensation levels and it is a key measurement contained in the financial covenants of our senior credit facility.

Commenting on the results, President and Chief Executive Officer David S. Johnson said, “As was true for the year, in the fourth quarter we faced tremendous cost pressures. We are clearly in a new cost environment, with key raw materials, such as grains, eggs and cheese, at record levels. Beyond this, the energy complex is very high, which affects our plant and distribution costs. Our fourth quarter EBITDA increase reflects our ability to manage our expenses and execute price increases. However, given the magnitude of the cost increases, we have more work ahead of us.”

Johnson added, “Our fourth quarter EBITDA by division followed the pattern of the full year. That is, the Egg Products Division showed gains due to the market-driven pricing improvements in our Food Ingredients business. The key Foodservice sector of Egg Products had significant margin pressure related to costs that were not fully offset by pricing action. Crystal Farms cheese margins were down due to pricing actions lagging the rapid run-up in cheese costs. Potato Products results were generally flat, with improved Retail earnings offsetting lower results from Foodservice.”

Johnson concluded, “We generated strong free cash flow in 2007, which led to our decision to prepay $50 million of credit facility debt in late December.”

Unaudited segment data follows (in thousands):

	Egg Products	Crystal Farms	Potato Products	Corporate	Total
Quarter ended December 29, 2007:
External net sales	$275,358	$102,995	$32,424	$—	$410,777
Net earnings	15,329	1,776	4,235	(8,628)	12,712
EBITDA*	40,706	4,172	8,245	(1,664)	51,459

Quarter ended December 30, 2006:
External net sales	$221,216	$78,916	$31,972	$—	$332,104
Net earnings	7,922	4,409	4,351	(12,091)	4,591
EBITDA*	36,083	7,491	7,875	(638)	50,811

Year ended December 29, 2007:
External net sales	$1,014,588	$334,141	$119,033	$—	$1,467,762
Net earnings	44,388	7,089	11,940	(35,852)	27,565
EBITDA*	142,023	15,895	25,181	(7,191)	175,908

Year ended December 30, 2006:
External net sales	$858,352	$275,016	$113,980	$—	$1,247,348
Net earnings	34,869	11,975	12,400	(40,089)	19,155
EBITDA*	137,134	23,086	25,155	(4,510)	180,865

*	As defined in our senior credit facility.

We believe EBITDA is a widely accepted financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles our net earnings to EBITDA for the quarter ended December 29, 2007 (unaudited, in thousands):

	Egg Products	Crystal Farms	Potato Products	Corporate	Total
Net earnings (loss)	$15,329	$1,776	$4,235	$(8,628)	$12,712
Interest expense, excluding amortization of debt issuance costs	(16)	—	—	11,861	11,845
Amortization of debt issuance costs	—	—	—	1,444	1,444
Income tax expense	8,796	1,122	2,518	(5,460)	6,976
Depreciation and amortization	15,377	1,137	1,356	2	17,872
Equity sponsor management fee	—	—	—	435	435
Industrial revenue bonds related expenses	246	—	—	—	246
Other	1,418	137	136	(1,318)	373

	41,150	4,172	8,245	(1,664)	51,903
Less:
Unrealized gains on swap contracts	444	—	—	—	444

EBITDA (as defined in our senior credit facility)	$40,706	$4,172	$8,245	$(1,664)	$51,459

The following table reconciles our net earnings to EBITDA for the quarter ended December 30, 2006 (unaudited, in thousands):

	Egg Products	Crystal Farms	Potato Products	Corporate	Total
Net earnings (loss)	$7,922	$4,409	$4,351	$(12,091)	$4,591
Interest expense, excluding amortization of debt issuance costs	123	—	—	13,544	13,667
Amortization of debt issuance costs	—	—	—	3,601	3,601
Income tax expense	8,676	1,990	1,968	(5,440)	7,194
Depreciation and amortization	15,796	1,019	1,478	3	18,296
Equity sponsor management fee	—	—	—	439	439
Industrial revenue bonds related expenses	250	—	—	—	250
Other	4,030	73	78	(694)	3,487

	36,797	7,491	7,875	(638)	51,525
Less:
Unrealized gains on swap contracts	714	—	—	—	714

EBITDA (as defined in our senior credit facility)	$36,083	$7,491	$7,875	$(638)	$50,811

The following table reconciles our net earnings to EBITDA for the year ended December 29, 2007 (unaudited, in thousands):

	Egg Products	Crystal Farms	Potato Products	Corporate	Total
Net earnings (loss)	$44,388	$7,089	$11,940	$(35,852)	$27,565
Interest expense, excluding amortization of debt issuance costs	276	—	—	47,814	48,090
Amortization of debt issuance costs	—	—	—	4,435	4,435
Income tax expense	24,390	3,792	6,387	(19,178)	15,391
Depreciation and amortization	64,392	4,401	6,240	10	75,043
Equity sponsor management fee	—	—	—	1,759	1,759
Industrial revenue bonds related expenses	987	—	—	—	987
Other	8,083	613	614	(6,179)	3,131

	142,516	15,895	25,181	(7,191)	176,401
Less:
Unrealized gains on swap contracts	493	—	—	—	493

EBITDA (as defined in our senior credit facility)	$142,023	$15,895	$25,181	$(7,191)	$175,908

The following table reconciles our net earnings to EBITDA for the year ended December 30, 2006 (unaudited, in thousands):

	Egg Products	Crystal Farms	Potato Products	Corporate	Total
Net earnings (loss)	$34,869	$11,975	$12,400	$(40,089)	$19,155
Interest expense, excluding amortization of debt issuance costs	415	—	—	51,475	51,890
Amortization of debt issuance costs	—	—	—	4,743	4,743
Income tax expense	24,465	6,160	6,388	(20,719)	16,294
Depreciation and amortization	64,443	4,492	5,913	10	74,858
Equity sponsor management fee	—	—	—	1,809	1,809
Industrial revenue bonds related expenses	996	—	—	—	996
Other	11,097	459	454	(1,739)	10,271

	136,285	23,086	25,155	(4,510)	180,016
Less:
Unrealized losses on swap contracts	(849)	—	—	—	(849)

EBITDA (as defined in our senior credit facility)	$137,134	$23,086	$25,155	$(4,510)	$180,865

Michael Foods, Inc. is a diversified food processor and distributor with particular interests in egg products, refrigerated grocery products and refrigerated potato products. Principal subsidiaries include M. G. Waldbaum Company, Papetti’s Hygrade Egg Products, Inc., Crystal Farms Refrigerated Distribution Company and Northern Star Co.

Consolidated statements of earnings are as follows:

Michael Foods, Inc.

Consolidated Statements of Earnings

(in thousands)

	Quarter ended		Year ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
	(Unaudited)
Net sales	$410,777	$332,104	$1,467,762	$1,247,348
Cost of sales	342,296	270,842	1,223,416	1,016,832

Gross profit	68,481	61,262	244,346	230,516
Selling, general & administrative	35,712	29,359	147,375	133,287
Plant closing expenses	—	3,139	1,525	3,139

Operating profit	32,769	28,764	95,446	94,090
Interest expense, net	13,081	16,979	52,490	55,928

Earnings before income taxes and equity in losses of unconsolidated subsidiary	19,688	11,785	42,956	38,162
Income tax expense	6,976	7,194	15,391	16,294

Earnings before equity in losses of unconsolidated subsidiary	12,712	4,591	27,565	21,868
Equity in losses of unconsolidated subsidiary	—	—	—	2,713

Net earnings	$12,712	$4,591	$27,565	$19,155

	December 29, 2007	December 30, 2006
Selected Balance Sheet Information:
Cash and equivalents	$30,077	$21,576

Accrued interest	$6,276	$2,497

Total debt, including current maturities	$601,783	$645,794

Certain items in this release may be forward-looking statements. Such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, changes in domestic and international economic conditions. Also, the Company faces normal, and at times notable, variances in the supply of, and demand for, eggs, grain feed inputs, and cheese, which can result in pricing and profit margin volatility for certain egg products and cheese. As a result, the Company’s actual financial results could differ materially from the results estimated by, forecasted by, or implied by the Company in such forward-looking statements.

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3-24-08